Exhibit 99.1

For Immediate Release: October 23, 2014

Occidental Petroleum Announces 3rd Quarter

and Nine Months 2014 Financial Results

•                  Q3 2014 record domestic oil production of 282,000 barrels per day

•                  Q3 2014 Permian Resources year-over-year quarterly oil growth in excess of 26 percent

•                  Q3 2014 core income of $1.2 billion, or $1.58 per diluted share

HOUSTON — October 23, 2014 — Occidental Petroleum Corporation (NYSE: OXY) announced core income for the third quarter of 2014 of $1.2 billion ($1.58 per diluted share), compared with $1.6 billion ($1.97 per diluted share) for the third quarter of 2013. Reported income was $1.2 billion ($1.55 per diluted share) for the third quarter of 2014, compared with $1.6 billion ($1.96 per diluted share) for the third quarter of 2013.

In announcing the results, Stephen I. Chazen, President and Chief Executive Officer, said, “For the fifth consecutive quarter, we have delivered strong year-over-year domestic oil production growth, bolstered by strong results from Permian Resources, which grew by over 26 percent. Domestic oil production was 282,000 barrels per day for the third quarter of 2014. Excluding the effect of the Hugoton sale, domestic oil production increased 20,000 barrels per day from the third quarter of 2013. During the quarter, we have experienced about a 6 percent decline in our worldwide oil realized prices, due to volatility in the marker prices. For the first nine months of 2014, our cash flow from operations was $8.2 billion. Capital expenditures, net of contributions from partners, were $7.3 billion and we purchased approximately 21.2 million shares of our stock.”

QUARTERLY RESULTS

Oil and Gas

Domestic core earnings were $844 million pre-tax or $538 million after-tax for the third quarter of 2014, compared to $1.2 billion pre-tax or $790 million after-tax for the third quarter of 2013. The current quarter domestic results reflected lower crude oil realized prices, higher operating costs and DD&A expense, partially offset by higher crude oil volumes. The increase in domestic operating costs was due to increased downhole maintenance and surface operations activities as well as higher costs for carbon dioxide, steam and power. International core earnings were $1.1 billion pre-tax or $624 million after-tax for the third quarter of 2014, compared to $1.2 billion pre-tax or $619 million after-tax for the third quarter of 2013. The current quarter international results primarily reflected lower crude oil realized prices and volumes, due to the timing of liftings.

For the third quarter of 2014, total company average daily oil and gas production volumes, excluding Hugoton production, increased by 6,000 barrels of oil equivalent (BOE) to 755,000 BOE from 749,000 BOE in the third quarter of 2013. Domestic average daily production increased by 17,000 BOE to 475,000 BOE in the third quarter of 2014, compared to 458,000 BOE in the third quarter of 2013. Domestic average daily oil production increased by 20,000 barrels to 282,000 barrels in the third quarter of 2014 from 262,000 barrels in the third quarter of 2013, primarily from Permian Resources and California. International average daily production decreased to 280,000 BOE in the third quarter of 2014 from 291,000 BOE in third quarter of 2013. The decrease primarily resulted from continued field and port strikes in Libya and lower cost recovery barrels in Iraq. Total company average daily sales volumes were 750,000 BOE and 747,000 BOE in the third quarters of 2014 and 2013, respectively. Sales volumes were lower than production volumes due to the timing of liftings in Middle East/North Africa.

Worldwide realized crude oil prices decreased by 9 percent to $94.68 per barrel for the third quarter of 2014 compared with $103.95 per barrel for the third quarter of 2013, and decreased by 6 percent compared with $100.38 per barrel in the second quarter of 2014. Worldwide NGL prices decreased by 1 percent to $40.26 per barrel in the third quarter of 2014, compared with $40.53 per barrel in the third quarter of 2013, and decreased by 6 percent compared with $42.82 per barrel in the second quarter of 2014. Domestic natural gas prices increased 20 percent in the third quarter of 2014 to $3.91 per MCF, compared with $3.27 per MCF in the third quarter of 2013, and fell by 9 percent compared with the $4.28 per MCF in the second quarter of 2014.

Chemical

Chemical pre-tax core earnings for the third quarter of 2014 were $140 million, compared to $181 million in the third quarter of 2013. The third quarter 2014 results reflected lower caustic soda prices driven by new chlor-alkali capacity in the industry and lower overall margins due to higher ethylene and natural gas costs.

Midstream, Marketing and Other

Midstream pre-tax core earnings were $125 million for the third quarter of 2014, compared with $212 million for the third quarter of 2013. The decrease in earnings reflected lower trading performance.

NINE-MONTH RESULTS

Net income for the first nine months of 2014 was $4.0 billion ($5.13 per diluted share), compared with $4.3 billion ($5.28 per diluted share) for the same period in 2013. Core income for the first nine months of 2014 was $4.0 billion ($5.12 per diluted share), compared with $4.2 billion ($5.24 per diluted share) for the same period in 2013.

Oil and Gas

Domestic core earnings were $3.0 billion pre-tax or $1.9 billion after-tax for the first nine months of 2014, compared to $3.1 billion pre-tax or $2.0 billion after-tax for the first nine months of 2013. The decrease in domestic core earnings reflected lower crude oil prices and higher operating expenses and DD&A, partially offset by higher crude oil volumes and improved realized prices for gas. The increase in domestic operating costs was due to higher costs for carbon dioxide, steam and power and higher downhole maintenance activities. International core earnings were $3.3 billion pre-tax or $1.8 billion after-tax for the first nine months of 2014, compared to $3.4 billion pre-tax or $1.8 billion after-tax for the first nine months of 2013. International core earnings reflected lower crude oil realized prices and volumes, offset by lower operating expenses.

Oil and gas daily production volumes, excluding Hugoton production, for the first nine months of 2014 averaged 739,000 BOE, compared with 749,000 BOE for the first nine months of 2013. Average domestic daily production increased by 8,000 BOE to 465,000 BOE for the first nine months of 2014 from 457,000 BOE for the first nine months of 2013. During this same time period, domestic daily oil production increased nearly 7 percent or 17,000 barrels per day to 275,000 barrels. International average daily production volumes decreased to 274,000 BOE for the first nine months of 2014 from 292,000 BOE for the first nine months of 2013. The decrease was primarily due to continued field and port strikes in Libya, lower cost recovery barrels in Iraq and insurgent activities in Colombia. Total company average daily sales volumes were 734,000 BOE and 740,000 BOE in the first nine months of 2014 and 2013, respectively. Sales volumes were lower than production volumes due to the timing of liftings in Middle East/North Africa.

Worldwide realized crude oil prices decreased by 2 percent to $97.98 per barrel for the first nine months of 2014, compared with $100.04 per barrel for the first nine months of 2013. Worldwide NGL prices rose by 8 percent to $43.02 per barrel for the first nine months of 2014, compared with $39.87 per barrel for the first nine months of 2013. Domestic gas prices increased by 26 percent to $4.26 per MCF for the first nine months of 2014, compared to $3.39 per MCF for the first nine months of 2013.

Chemical

Chemical pre-tax core earnings were $409 million for the first nine months of 2014, compared with $484 million for the same period of 2013, excluding the $131 million pre-tax gain on the sale of our investment in Carbocloro. The lower earnings resulted primarily from lower caustic soda prices driven by new chlor-alkali capacity in the industry and higher ethylene and natural gas costs, partially offset by higher vinyl margins and volume improvements across most products.

Midstream, Marketing and Other

Midstream core earnings were $514 million for the first nine months of 2014, compared with $475 million for the same period of 2013. The increase in earnings reflected improved marketing and trading performance and higher income from the power generation business.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities in support of Occidental’s businesses. The company’s wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations, including any delay of, or other negative developments affecting, the spin-off of California Resources Corporation; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com

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Contacts:
Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.com

or

Investors:
Christopher M. Degner
212-603-8185
christopher_degner@oxy.com

On the web: www.oxy.com

Attachment 1

SUMMARY OF SEGMENT NET SALES AND AFTER-TAX EARNINGS

	Third Quarter		Nine Months
($ millions, except per-share amounts)	2014	2013	2014	2013
SEGMENT NET SALES
Oil and Gas	$4,652	$5,018	$14,135	$14,179
Chemical	1,232	1,200	3,694	3,562
Midstream, Marketing and Other	362	442	1,327	1,164
Eliminations	(250)	(211)	(797)	(622)

Net Sales	$5,996	$6,449	$18,359	$18,283

SEGMENT EARNINGS - AFTER-TAX
Oil and Gas
Domestic	$536	$790	$1,930	$1,991
Foreign	624	619	1,752	1,796
Exploration	(33)	(44)	(101)	(73)
	1,127	1,365	3,581	3,714
Chemical	89	112	259	383
Midstream, Marketing and Other (a)	99	159	377	351
	1,315	1,636	4,217	4,448

Unallocated Corporate Items
Interest expense, net	(13)	(28)	(47)	(87)
Income taxes	32	83	185	243
Other	(123)	(103)	(325)	(330)

Income from Continuing Operations (a)	1,211	1,588	4,030	4,274
Discontinued operations, net	(3)	(5)	(1)	(14)

NET INCOME (a)	$1,208	$1,583	$4,029	$4,260

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.55	$1.97	$5.13	$5.30
Discontinued operations, net	—	(0.01)	—	(0.02)
	$1.55	$1.96	$5.13	$5.28

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.55	$1.97	$5.13	$5.30
Discontinued operations, net	—	(0.01)	—	(0.02)
	$1.55	$1.96	$5.13	$5.28
AVERAGE COMMON SHARES OUTSTANDING
BASIC	777.4	805.1	783.7	804.8
DILUTED	777.7	805.7	784.1	805.4

(a) Net income and income from continuing operations represent amounts attributable to Common Stock, after deducting non-controlling interest of $3 million and $8 million for the third quarter and first nine months of 2014, respectively.

Midstream segment earnings are presented net of these non-controlling interest amounts.

Attachment 2

SUMMARY OF SEGMENT PRE-TAX EARNINGS

	Third Quarter		Nine Months
($ millions)	2014	2013	2014	2013
SEGMENT EARNINGS - PRE-TAX
Oil and Gas
Domestic	$841	$1,240	$3,031	$3,126
Foreign	1,103	1,183	3,291	3,429
Exploration	(45)	(60)	(137)	(172)
	1,899	2,363	6,185	6,383
Chemical	140	181	409	615
Midstream, Marketing and Other (a)	125	212	514	475
	2,164	2,756	7,108	7,473

Unallocated Corporate Items
Interest expense, net	(13)	(28)	(47)	(87)
Income taxes	(817)	(1,037)	(2,706)	(2,782)
Other	(123)	(103)	(325)	(330)

Income from Continuing Operations (a)	1,211	1,588	4,030	4,274
Discontinued operations, net	(3)	(5)	(1)	(14)

NET INCOME (a)	$1,208	$1,583	$4,029	$4,260

(a) Net income and income from continuing operations represent amounts attributable to Common Stock, after deducting non-controlling interest of $3 million and $8 million for the third quarter and first nine months of 2014, respectively. Midstream segment earnings are presented net of these non-controlling interest amounts.

Attachment 3

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental’s results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called “core results,” which excludes those items. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported earnings are considered representative of management’s performance over the long term. Core results is not considered to be an alternative to operating income reported in accordance with generally accepted accounting principles.

Third Quarter 2014

($ millions) PRE-TAX	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$841	$3	(a)	$844
Foreign	1,103			1,103
Exploration	(45)			(45)
	1,899			1,902

Chemical	140			140

Midstream, Marketing and Other	125			125

Corporate
Interest expense	(13)			(13)
Other	(123)	21	(b)	(102)
Taxes	(817)	(3	)(c)	(820)

Income from continuing operations	1,211	21		1,232
Discontinued operations, net	(3)	3		—
Net Income	$1,208	$24		$1,232

Third Quarter 2014

($ millions) AFTER-TAX	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$536	$2	(a)	$538
Foreign	624			624
Exploration	(33)			(33)
	1,127			1,129

Chemical	89			89

Midstream, Marketing and Other	99			99

Corporate
Interest expense	(13)			(13)
Other	(123)	19	(b)	(104)
Unallocated taxes	32			32

Income from continuing operations	1,211	21		1,232
Discontinued operations, net	(3)	3		—
Net Income	$1,208	$24		$1,232

Diluted Earnings Per Common Share	$1.55			$1.58

(a) Hugoton sale gain adjustment.

(b) Spin-off and other costs.

(c) Tax effect of pre-tax adjustments.

Attachment 4

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Third Quarter 2013

($ millions) PRE-TAX	Reported Income	Significant Items	Core Results
Oil and Gas
Domestic	$1,240		$1,240
Foreign	1,183		1,183
Exploration	(60)		(60)
	2,363		2,363

Chemical	181		181

Midstream, Marketing and Other	212		212

Corporate
Interest expense	(28)		(28)
Other	(103)		(103)
Taxes	(1,037)		(1,037)

Income from continuing operations	1,588	—	1,588
Discontinued operations, net	(5)	5	—
Net Income	$1,583	$5	$1,588

Third Quarter 2013

($ millions) AFTER-TAX	Reported Income	Significant Items	Core Results
Oil and Gas
Domestic	$790		$790
Foreign	619		619
Exploration	(44)		(44)
	1,365		1,365

Chemical	112		112

Midstream, Marketing and Other	159		159

Corporate
Interest expense	(28)		(28)
Other	(103)		(103)
Unallocated taxes	83		83

Income from continuing operations	1,588	—	1,588
Discontinued operations, net	(5)	5	—
Net Income	$1,583	$5	$1,588

Diluted Earnings Per Common Share	$1.96		$1.97

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Nine Months 2014

($ millions) PRE-TAX	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$3,031	$(532	)(a)	$2,970
		471	(b)
Foreign	3,291			3,291
Exploration	(137)			(137)
	6,185			6,124

Chemical	409			409

Midstream, Marketing and Other	514			514

Corporate
Interest expense	(47)			(47)
Other	(325)	38	(c)	(287)
Taxes	(2,706)	16	(d)	(2,690)

Income from continuing operations	4,030	(7)		4,023
Discontinued operations, net	(1)	1		—
Net Income	$4,029	$(6)		$4,023

Nine Months 2014

($ millions) AFTER-TAX	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$1,930	$(339	)(a)	$1,891
		300	(b)
Foreign	1,752			1,752
Exploration	(101)			(101)
	3,581			3,542

Chemical	259			259

Midstream, Marketing and Other	377			377

Corporate
Interest expense	(47)			(47)
Other	(325)	32	(c)	(293)
Unallocated taxes	185			185

Income from continuing operations	4,030	(7)		4,023
Discontinued operations, net	(1)	1		—
Net Income	$4,029	$(6)		$4,023

Diluted Earnings Per Common Share	$5.13			$5.12

(a) Hugoton sale gain.

(b) Asset impairments.

(c) Spin-off and other costs.

(d) Tax effect of pre-tax adjustments.

Attachment 6

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Nine Months 2013

($ millions) PRE-TAX	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$3,126			$3,126
Foreign	3,429			3,429
Exploration	(172)			(172)
	6,383			6,383

Chemical	615	$(131	)(a)	484

Midstream, Marketing and Other	475			475

Corporate
Interest expense	(87)			(87)
Other	(330)	55	(b)	(275)
Taxes	(2,782)	25	(c)	(2,757)

Income from continuing operations	4,274	(51)		$4,223
Discontinued operations, net	(14)	14		—
Net Income	$4,260	$(37)		$4,223

Nine Months 2013

($ millions) AFTER-TAX	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$1,991			$1,991
Foreign	1,796			1,796
Exploration	(73)			(73)
	3,714			3,714

Chemical	383	$(85	)(a)	298

Midstream, Marketing and Other	351			351

Corporate
Interest expense	(87)			(87)
Other	(330)	34	(b)	(296)
Unallocated taxes	243			243

Income from continuing operations	4,274	(51)		4,223
Discontinued operations, net	(14)	14		—
Net Income	$4,260	$(37)		$4,223

Diluted Earnings Per Common Share	$5.28			$5.23

(a) Carbocloro sale gain.

(b) Employment charges related to post-employment benefits for the Company’s former Chairman and termination of certain other employees and consulting arrangements.

(c) Tax effect of pre-tax adjustments.

Attachment 7

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Third Quarter		Nine Months
($ millions)	2014	2013	2014	2013
CAPITAL EXPENDITURES (a)	$2,598	$2,271	$7,525	$6,551

DEPRECIATION, DEPLETION AND AMORTIZATION OF ASSETS	$1,360	$1,334	$3,943	$3,896

(a) Includes 100 percent of the capital for BridgeTex Pipeline, which is being consolidated in Oxy’s financial statements.  Our partner contributes its share of the capital.  The Company’s net capital expenditures after these reimbursements and inclusion of our contributions for the Chemical joint venture cracker were $2.6 billion and $2.2 billion for the third quarter of 2014 and 2013, respectively, and $7.3 billion and $6.4 billion for the nine months ended September 30, 2014 and 2013, respectively.

Attachment 8

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Third Quarter		Nine Months
	2014	2013	2014	2013
NET OIL, LIQUIDS AND GAS PRODUCTION PER DAY
United States
Oil (MBBL)
California	100	89	97	88
Permian Resources	43	34	40	34
Permian EOR	111	112	110	112
Midcontinent and Other	28	27	28	24
Total excluding Hugoton	282	262	275	258
Hugoton	—	5	3	6
Total	282	267	278	264

NGLs (MBBL)
California	19	21	19	21
Permian Resources	13	10	12	11
Permian EOR	30	31	29	29
Midcontinent and Other	12	14	12	14
Total excluding Hugoton	74	76	72	75
Hugoton	—	3	1	3
Total	74	79	73	78

Natural Gas (MMCF)
California	249	260	246	261
Permian Resources	121	107	119	119
Permian EOR	42	41	39	42
Midcontinent and Other	299	314	302	321
Total excluding Hugoton	711	722	706	743
Hugoton	—	59	22	56
Total	711	781	728	799

Latin America
Oil (MBBL) - Colombia	29	30	25	29

Natural Gas (MMCF) - Bolivia	12	12	12	13

Middle East / North Africa
Oil (MBBL)
Dolphin	7	7	7	7
Oman	67	69	68	67
Qatar	69	69	69	68
Other	28	35	27	40
Total	171	180	171	182

NGLs (MBBL)
Dolphin	7	7	7	7

Natural Gas (MMCF)
Dolphin	146	145	140	141
Oman	45	53	42	55
Other	235	233	234	236
Total	426	431	416	432

Barrels of Oil Equivalent excluding Hugoton (MBOE)	755	749	739	749
Hugoton	—	18	8	18
Barrels of Oil Equivalent (MBOE)	755	767	747	767

Attachment 9

SUMMARY OF OPERATING STATISTICS - SALES

	Third Quarter		Nine Months
	2014	2013	2014	2013
NET OIL, LIQUIDS AND GAS SALES PER DAY

United States
Oil (MBBL)	282	267	278	264
NGLs (MBBL)	74	79	73	78
Natural Gas (MMCF)	712	781	729	800

Latin America
Oil (MBBL) - Colombia	29	30	28	29

Natural Gas (MMCF) - Bolivia	12	12	12	13

Middle East / North Africa
Oil (MBBL)
Dolphin	7	7	7	6
Oman	68	72	69	69
Qatar	71	70	69	67
Other	20	29	18	30
Total	166	178	163	172

NGLs (MBBL)
Dolphin	7	7	7	7

Natural Gas (MMCF)	426	431	416	432

Barrels of Oil Equivalent excluding Hugoton (MBOE)	750	747	734	740
Hugoton	—	18	8	18
Barrels of Oil Equivalent (MBOE)	750	765	742	758